UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2013

SENSATA TECHNOLOGIES HOLDING N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

(Address of Principal executive offices, including Zip Code)

31-546-879-555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 29, 2013, Sensata Technologies Holding N.V. (the “Company”) entered into a Share Repurchase Agreement (the “Repurchase Agreement”) with Sensata Investment Company S.C.A. (“SCA”) to repurchase 4,500,000 ordinary shares directly from SCA (the “Share Repurchase”) in a private transaction at a price per share equal to the price paid by the underwriters in the underwritten secondary offering announced today by the Company. The Company expects to fund the Share Repurchase with cash on hand.

A copy of the Repurchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Share Repurchase Agreement, dated as of November 29, 2013, between Sensata Technologies Holding N.V. and Sensata Investment Company S.C.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

Date: December 2, 2013	/s/ Jeffrey Cote
	Name:	Jeffrey Cote
	Title:	Executive Vice President, Chief Operating Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Repurchase Agreement, dated as of November 29, 2013, between Sensata Technologies Holding N.V. and Sensata Investment Company S.C.A.

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